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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333_____) pertaining to the TheraTx, Incorporated 1994 Stock Option/Stock Issuance Plan of our report dated March 14, 1996, with respect to the consolidated financial statements and schedule of TheraTx, Incorporated and Subsidiaries and of our report dated February 17, 1995, with respect to the consolidated financial statements and schedules of PersonaCare, Inc. and Subsidiaries included in TheraTx, Incorporated's Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Atlanta, Georgia
October 28, 1996